UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 15, 2008, Sandy Spring Bancorp, Inc. (the “Company”) gave notice to the following executive officers that their employment contracts would not automatically renew at the end of their respective terms: R. Louis Caceres, James R. Farmer, Ronald E. Kuykendall, Joseph J. O’Brien, Jr., Frank H. Small, and Sara E. Watkins. As part of the continuing evaluation of its executive compensation practices, the Board of Directors determined to reduce the number of executive officers with whom the Company has employment contracts. None of the executive officers are being terminated as a result of this action. Upon the expiration of the existing employment contracts, the Company intends to enter into Change in Control Agreements with the executive officers that would entitle the executive to a severance payment in the event that the executive is terminated following a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC. (Registrant)

Date: October 16, 2008	By:	/s/ Hunter R. Hollar
Hunter R. Hollar
Chairman and Chief Executive Officer